MORSE, ZELNICK, ROSE & LANDER, LLP

                                   LETTERHEAD



                                                     June 17, 1998



Ronnybrook Farm Dairy, Inc.
Prospect Hill Road
Ancramdale, New York 12503


Dear Sirs:


      We have acted as counsel to Ronnybrook Farm Dairy, Inc., a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of (a) 360,000 Common Shares, $.001 par value per share (the "Common Shares") (414,000 Common Shares if the over-allotment option is exercised in full), (b) Common Share Purchase Warrants to be issued to the underwriter (the "Underwriters' Warrants"), (c) 36,000 Common Shares underlying the Underwriters' Warrants and
(d) such additional Common Shares as may be offered by the Company and as may underlie the Underwriter's Warrants covered by any additional registration statement filed pursuant to Rule 462(b)(3) promulgated under the Act.

      In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended and restated, resolutions adopted by the Company's Board of Directors, the Registration Statement, the proposed form of the Underwriters' Warrants, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:

      Each Common Share being offered, the Underwriters' Warrants, and the Common Shares underlying the Underwriters' Warrants have been duly and validly authorized for issuance and when issued and sold as contemplated by the Registration Statement or upon exercise of the Underwriters' Warrants will be legally issued, fully paid and non-assessable.


      Partners, associates and employees of this firm own, in the aggregate, 56,250 Common Shares.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                     Very truly yours,



                                          /s/ MORSE, ZELNICK, ROSE & LANDER, LLP
                                          --------------------------------------
                                              Morse, Zelnick, Rose & Lander, LLP